UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 4, 2018

Date of Report (Date of earliest event reported)

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01(a)	Changes in Registrant’s Certifying Accountant

On December 4, 2018, Ernst & Young LLP (“EY”) informed the Audit Committee of the Board of Directors of MiMedx Group, Inc. (the “Company”) that EY was resigning from the engagement to audit the Company’s consolidated financial statements for the years ended December 31, 2017 and 2018, effective immediately. The Audit Committee accepted EY’s resignation.

EY was engaged on August 4, 2017 to audit the Company’s consolidated financial statements as of and for the year ended December 31, 2017. The 2017 audit was still in process at the time of EY’s resignation, and EY did not issue any audit reports on the Company’s consolidated financial statements for this or any other period. During the engagement period, EY had one “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with certain members of the Company’s prior senior management who were subsequently separated from the Company, which separations were later determined to be “for cause” as disclosed in a Form 8-K filed by the Company on September 20, 2018 (collectively, the “Separated Officers”), regarding revenue recognition under certain distributor contracts. However, this disagreement was not the cause of EY’s resignation and was in any event resolved in June 2018, when the Audit Committee, after discussing the disagreement with EY and based on interim findings of its independent investigation, concluded that the Company’s previously issued consolidated financial statements could no longer be relied upon, as disclosed in a Form 8-K filed by the Company on June 7, 2018. This disagreement was only between EY and the Separated Officers.

The Audit Committee has authorized EY to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning financial reporting matters, including revenue recognition and the reportable events described below.

Except as noted above, during the period from August 4, 2017 through December 4, 2018, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its audit report.

During this same period, there were the following “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K:

•	EY advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

•

Although EY could accept representations from the current Interim CEO and Interim CFO based on their knowledge, EY advised the Company that EY is unable to rely on representations from them because, as of the date of the resignation, the current Interim CEO and Interim CFO, in turn, would have needed to rely on representations from certain legacy management personnel still in positions that could affect what is reflected in the Company’s books and records. At the time of EY’s resignation, the Audit Committee’s independent investigation was still ongoing;

•

EY advised the Company of the need to significantly expand the scope of its audit, due to material allegations of inappropriate financial reporting, material allegations of noncompliance with laws and regulations, the findings to date from the independent investigation conducted by the Audit Committee into these allegations, and the lack of internal controls necessary for the Company to develop reliable financial statements. EY had not completed the necessary work in connection with this expanded audit scope at the time of its resignation; and

•

EY advised the Company that information has come to EY’s attention that EY has concluded materially impacts the reliability of previously issued financial statements, and the issues raised by this information have not been resolved to EY’s satisfaction prior to its resignation.

The Company has provided EY with a copy of the foregoing disclosures and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the above statements. A copy of EY’s letter dated December 7, 2018 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated December 7, 2018 from Ernst & Young LLP to the Securities and Exchange Commission regarding the disclosure contained in Item 4.01(a) of this report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018	MIMEDX GROUP, INC.

	By	/s/ Alexandra O. Haden
Alexandra O. Haden General Counsel & Secretary